EXHIBIT 23.1

                            ZS Consulting Group, LLP
                    Certified Public Accountants an Advisors


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Fansport, Inc
(A Development Stage Company)


We hereby consent to the inclusion in this Registration Statement on form S-1/A of our report dated April 26, 2011 relating to the financial statements of Fansport, Inc.

We further consent to being named as "Experts" in accounting and auditing as defined in the report.


/s/ZS Consulting Group LLP
Melville, New York
July 28, 2011


         115 Broad Hollow Road, Suite 350      Melville, New York 11747
                  Tel: (516) 394-3344      Fax: (516) 908-7867
                                www.zmscpas.com